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                                                                EXHIBIT 99(d)(2)


                      FIRST AMENDMENT TO PURCHASE AGREEMENT


         This First Amendment (this "Amendment") is made and entered into as of August 1, 2000 by and among JAMES L. SCHULTZ, JAMES L. SCHULTZ AND HELEN D. SCHULTZ AS TENANTS BY THE ENTIRETIES AND AS JOINT TENANTS, and DAVID J. VAGNONI (collectively, the "Sellers"), COMPUTER RESEARCH, INC., a Pennsylvania corporation (the "Company"), and CRI ACQUISITION, INC., a Delaware corporation and its permitted assigns hereunder ("Buyer").


                                    RECITALS:
                                    --------

         WHEREAS, the Sellers, the Company and Buyer entered into that certain Purchase Agreement dated July 7, 2000 (the "Purchase Agreement"); and

         WHEREAS, the Sellers, the Company and Buyer desire to amend the Purchase Agreement in certain respects;

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The introductory language of Section 4.2 is hereby amended to read as follows:

                  "4.2 Conduct of the Business. Except as specifically required or contemplated by this Agreement or otherwise consented to or approved in writing by Buyer, during the period commencing on the date hereof and ending on the date of the conclusion or abandonment of the merger described in Section 7:"

         2. Section 7.3 of the Purchase Agreement is hereby amended to read as follows:

                  "7.3 Merger Without Meeting of Stockholders. In the event that the Offer is commenced and Buyer shall acquire in the aggregate at least 80% of the outstanding shares of the voting capital stock of the Company, pursuant to the Offer or otherwise (including the purchase of the Seller Shares pursuant to this Agreement), the parties hereto shall, at the request of Buyer and subject to the provisions of this
         Section 7, take all necessary and appropriate action to cause a corporation wholly owned by Buyer to be merged with and into the Company, with the Company as the surviving corporation, without a meeting of stockholders of the Company, in accordance with the Applicable Law; such that each share of capital stock of the corporation wholly owned by Buyer shall be canceled and cease to be outstanding and each share of the Company Common Stock shall be exchanged for cash consideration equal to the Offer Price."



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         3.       Section 7.4(a) of the Purchase Agreement is hereby amended to read as follows:

                  "(a) Long Form Merger. In the event that Buyer shall acquire in the aggregate less than 80% but more than 66 2/3% of the outstanding shares of the voting capital stock of the Company, pursuant to the Offer or otherwise (including the purchase of the Seller Shares pursuant to this Agreement), then, as soon as practicable after the acquisition of Shares in the Offer the parties hereto shall, subject to the provisions of this
                  Section 7, take all necessary and appropriate action to cause either (i) a corporation wholly owned by Buyer to be merged with and into the Company or (ii) Buyer to be merged with and into the Company, with in each such case the Company as the surviving corporation, in accordance with the Applicable Law; such that each share of capital stock of the corporation wholly owned by Buyer shall be cancelled and cease to be outstanding and each share of the Company Common Stock shall be exchanged for cash consideration equal to the Offer Price."

         4. The Purchase Agreement, as amended by this Amendment, shall continue in full force and effect in accordance with its terms.


                      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment to be effective as of the date first above written.


                                        /s/ JAMES L. SCHULTZ
                                        ----------------------------------------
                                        JAMES L. SCHULTZ

                                        JAMES L. SCHULTZ AND HELEN D.
                                        SCHULTZ, AS TENANTS BY THE
                                        ENTIRETIES AND AS JOINT TENANTS



                                        By: /s/ JAMES L. SCHULTZ
                                           -------------------------------------
                                                James L. Schultz



                                        and By: /s/ HELEN D. SCHULTZ
                                               ---------------------------------
                                                Helen D. Schultz



                                        /s/ DAVID J. VAGNONI
                                        ----------------------------------------
                                        DAVID J. VAGNONI


                                        COMPUTER RESEARCH, INC.



                                        By: /s/ JAMES L. SCHULTZ
                                           -------------------------------------
                                        Name:   James L. Schultz
                                        Title:  President


                                        CRI ACQUISITION, INC.



                                        By:   /s/ RODGER O. RINEY
                                           -------------------------------------
                                        Name:   Rodger O. Riney
                                        Title:  President